Exhibit 99.1

LEFTERIS ACQUISITION CORP.
PRO FORMA BALANCE SHEET

	Actual as of October 23, 2020	Pro Forma Adjustments		As Adjusted as of October 23, 2020
		(unaudited)		(unaudited)
ASSETS
Current asset – Cash	$2,104,848	$—		$2,104,848
Cash held in Trust Account	200,000,000	7,098,940	(a)	207,098,940
		(141,979)	(b)
		141,979	(d)
Total Assets	$202,104,848	$7,098,940		$209,203,788

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$75,082	$—		75,082
Accrued offering costs	327,413	—		327,413
Promissory note – related party	170,337	—		170,337
Total Current Liabilities	572,832	—		572,832

Deferred underwriting fee payable	7,000,000	$248,463	(c)	$7,248,463
Total Liabilities	7,572,832	248,463		7,821,295

Commitments and Contingencies

Class A common stock subject to possible redemption, 18,953,201 and 19,638,249 shares at $10.00 per share	189,532,010	6,850,480	(f)	196,382,490

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—		—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,046,799 and 1,071,645 shares issued and outstanding (excluding 18,953,201 and 19,638,249 shares, respectively, subject to possible redemption)	105	71	(a)	107
		(69)	(f)

Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 and 5,177,474 shares issued and outstanding	575	(57)	(e)	518

Additional paid-in capital	5,074,488	7,098,869	(a)	5,074,540
		(141,979)	(b)
		(248,463)	(c)
		141,979	(d)
		57	(e)
		(6,850,411)	(f)

Accumulated deficit	(75,162)	—		(75,162)
Total Stockholders’ Equity	5,000,006	(3)		5,000,003
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$202,104,848	$7,098,940		$209,203,788

See accompanying note to the pro forma balance sheet.

LEFTERIS ACQUISITION CORP.
NOTE TO PRO FORMA BALANCE SHEET
(unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Lefteris Acquisition Corp. (the “Company”) as of October 23, 2020, adjusted for the partial closing of the underwriters’ over-allotment option and related transactions, which occurred on November 17, 2020, as described below.

On November 17, 2020, the Company consummated the closing of the sale of 709,894 additional units (the “Units”) at a price of $10.00 per unit upon receiving notice of the underwriters’ election to partially exercise their over-allotment option, generating additional gross proceeds of $7,098,940 to the Company. Each Unit consists of one share Class A common stock (the “Common Stock”) and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share. Simultaneously with the exercise of the over-allotment option, the Company consummated the private placement of an additional 94,653 warrants (the “Private Placement Warrants”), at a purchase price of $1.50 per Private Placement Warrant, to Lefteris Holdings LLC, generating gross proceeds of $141,979. Transaction costs amounted to $390,441, consisting of $141,979 in cash underwriting fees and $248,463 of additional underwriting fees, which have been deferred until the completion of the Company’s Business Combination. As a result of the underwriters’ election to partially exercise their over-allotment option and the forfeiture of the remaining over-allotment option, 177,474 Founder Shares are no longer subject to forfeiture and 572,526 Founder Shares were forfeited, resulting in an aggregate of 5,177,474 Founder Shares outstanding. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

	Pro forma entries:	Debit	Credit
a.	Cash held in Trust Account	7,098,940
	Class A common stock		71
	Additional paid-in capital		7,098,869
	To record sale of 709,894 Units on over-allotment option at $10.00 per Unit.

b.	Additional paid-in capital	141,979
	Cash held in Trust Account		141,979
	To record payment of 2.0% of cash underwriting fee on over-allotment option.

c.	Additional paid-in capital	248,463
	Deferred underwriting fee payable		248,463
	To record the liability for the 3.5% deferred underwriting fees on over-allotment option.

d.	Cash held in Trust Account	141,979
	Additional paid in capital		141,979
	To record sale of 94,653 over-allotment Private Placement Warrants at $1.50 per warrant.

e.	Class B common stock	57
	Additional paid in capital		57
	To record forfeiture of 572,526 Founder Shares.

f.	Class A common stock	69
	Additional paid-in capital	6,850,411
	Common stock subject to redemption		6,850,480
	To reclassify Class A common stock out of permanent equity into mezzanine redeemable shares.